UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008 (April 28, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 28, 2008, the Company established an accounts receivable financing facility with two European-based banks – ABN AMRO N.V. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. (“Rabobank,” and, together with ABN AMRO N.V., the “banks”). The entry into the accounts receivable financing facility reflects the completion of our general funding program and is not an indication that we have received any new information relating to the outcome of the pending EU competition proceeding that we have previously disclosed. Certain of the Company’s French, German and English subsidiaries will participate as sellers in the program (the “participating sellers”). The maximum funding from receivables that may be sold into the facility will be €150 million. The term of the facility is indefinite assuming WABCO and the participating sellers are in compliance with their facility covenants.

To establish the financing facility, a special-purpose entity (“SPE”) has been formed whose sole purpose is buying and selling receivables generated by the participating sellers.

Under the facility, the German and English participating sellers will sell, irrevocably and without recourse, all eligible accounts receivable to the SPE at a discount, and the SPE will, in turn, sell such accounts receivable, or undivided ownership interests in them, to a conduit administered by ABN AMRO. The French participating seller will first transfer its eligible accounts receivable to ABN AMRO, who will then resell such accounts receivable to the SPE at a discount. The assets of the SPE will not be assets of the Company or any of its subsidiaries, and will not be available to satisfy claims of any creditors of the Company or any creditors of the Company’s subsidiaries. The participating sellers will receive a fixed price relating to the nominal value of the receivables sold, under a formula prescribed in the applicable Receivables Sale Agreements. The conduit that will purchase the interests in the accounts receivable from the SPE will obtain the funds required to purchase such interests by selling commercial paper to third-party investors. The terms of the accounts receivable facility are embodied in several agreements, primarily a Receivables Purchase Agreement between the SPE and the ABN AMRO conduit, and Receivables Sale Agreements between each of the participating sellers and the SPE. The Receivables Purchase Agreement and the Receivables Sale Agreements contain representations and warranties, affirmative and negative covenants, and events of default that are customary for financings of this type. In addition, our participating sellers will have ongoing servicing obligations (including receivables collection and administration) under the facility, and each participating seller will be required to maintain insurance coverage for the facility. WABCO Holdings Inc. will enter into a guarantee agreement whereby it undertakes to guarantee the servicing obligations and covenants of each participating seller. This summary of the material terms of the accounts receivables facility is qualified in its entirety by reference to the Receivables Purchase Agreement attached hereto as Exhibit 10.1, the Receivables Sale Agreements attached hereto as Exhibits 10.2, 10.3 and 10.4 and the Guarantee Agreement, attached hereto as Exhibit 10.5.

ITEM 7.01	REGULATION FD DISCLOSURE.

The Company has posted a glossy 2007 Annual Report on the Investor Relations portion of its website at www.wabco-auto.com. A copy of the glossy report is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibits are filed or furnished, as appropriate, as part of this Report to the extent described in Items 1.01 and 2.03.

10.1	Receivables Purchase Agreement, dated April 28, 2008, by and between Tulip Asset Purchase Company B.V. and WABCO Funding SPRL

10.2	Receivables Sale Agreement, dated April 28, 2008, by and between WABCO Fahrzeugsysteme GmbH and WABCO Funding SPRL

10.3	Receivables Sale Agreement, dated April 28, 2008, by and between WABCO France S.A.S. and ABN AMRO Bank N.V., Amsterdam Branch

10.4	Receivables Securitisation Deed, dated April 28, 2008, by and between WABCO Automotive U.K. Limited and WABCO Funding SPRL

10.5	Guarantee Agreement, dated April 28, 2008, by and between Tulip Asset Purchase Company B.V. and ABN AMRO Bank N.V.

99.1	Glossy 2007 Annual Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	WABCO HOLDINGS INC.

	By:	/s/ Ulrich Michel
	Name:	Ulrich Michel
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Receivables Purchase Agreement, dated April 28, 2008, by and between Tulip Asset Purchase Company B.V. and WABCO Funding SPRL

10.2	Receivables Sale Agreement, dated April 28, 2008, by and between WABCO Fahrzeugsysteme GmbH and WABCO Funding SPRL

10.3	Receivables Sales Agreement, dated April 28, 2008, by and between WABCO France S.A.S. and ABN AMRO Bank N.V., Amsterdam Branch

10.4	Receivables Securitisation Deed, dated April 28, 2008, by and between WABCO Automotive U.K. Limited and WABCO Funding SPRL

10.5	Guarantee Agreement, dated April 28, 2008, by and between Tulip Asset Purchase Company B.V. and ABN AMRO Bank N.V.

99.1	Glossy 2007 Annual Report